UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008
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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of small business in its charter)

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Nevada	333-145316	20-5621294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21751 W. Eleven Mile Road Suite 208 Southfield, MI 48076
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On Monday, June 30, 2008, AMC Port Huron, Inc., a wholly owned subsidiary of Diversified Restaurant Holdings, Inc., executed a ten year lease for space within the Birch Grove Plaza in Fort Gratiot, Michigan, for the purposes of operating a Buffalo Wild Wings restaurant. The lease is guaranteed by Diversified Restaurant Holdings, Inc.

The Landlord is:

Port Builders, Inc. and Walter Sparling and Mary L. Sparling

4335 24th Avenue

Fort Gratiot, MI  48059

The Tenant is:

AMC Port Huron, Inc.

21751 W. Eleven Mile Road, Suite 208

Southfield, MI  48076

The leased space is 6,500 square feet of the Birch Grove Plaza at 4355 24th Avenue, Suite 1, Fort Gratiot, MI  48059.

The lease is for a term of 10 years with three 5 year renewal options. Rent is payable according to the following schedule:

Years 1 through 10

$12.00/sq.ft.

$78,000/year

$6,500/month

Years 11 through 15

$13.00/sq.ft.

$84,500/year

$7,041.67/mth

Years 16 through 20

$14.00/sq.ft

$91,000/year

$7,583.33/mth

Years 21 through 25

$15.00/sq.ft.

$97,500/year

$8,125/month

In addition to the rent, AMC Port Huron, Inc. agreed to pay the Landlord $0.40 per sq. ft. during the first lease year for AMC Port Huron, Inc. pro-rata share of operating costs incurred and taxes payable by the Landlord. AMC Port Huron, Inc.’s obligation to pay such operating costs and taxes shall not increase by more than two percent (3%) annually during any successive lease year following the initial lease year, excluding taxes, insurance and snow removal.

Item 2.03.  Creation of a Direct Financial Obligation or An Obligation Under an Off Balance Sheet

       Arrangement of a Registrant.

The information required by this item 2.03 is set forth in item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)

The following exhibits are included with this Report.

Exhibit 10

Retail Center Lease dated June 30, 2008 by and between Port Builders, Inc., Walter Sparling and Mary L. Sparling and AMC Port Huron, Inc.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: July 7, 2008	By:	/s/ T. Michael Ansley
	Name:	T. Michael Ansley
	Title:	President

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